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December 8, 1999


Styleclick.com Inc.
3861 Sepulveda Boulevard
Culver City, California 90230

     Re: Styleclick.com Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as securities counsel for Styleclick.com Inc. (formerly known as ModaCAD, Inc.), a California corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 to be filed with the Securities and Exchange Commission (the "Commission") on December 8, 1999, to register 850,000 shares of Common Stock (the "Option Shares"), issuable upon the exercise of options granted or to be granted pursuant to the Company's 1995 Stock Option Plan, as amended (the "Plan").

     In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Option Shares in accordance with the Plan and the Form S-8 prospectus to be delivered to participants in the Plan, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

     Based on the foregoing and in reliance thereon, it is our opinion that the Option Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"), and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with, and when the Option Shares are issued and sold in accordance with the Plan and the Form S-8 prospectus prepared in connection with the Final Registration Statement, the Option Shares will be legally issued, fully paid and nonassessable.

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     We hereby  consent to the  inclusion  of our  opinion as Exhibit 5.1 to the
Registration Statement and further consent to the references to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

     This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein as to the effect on the subject transaction only of United States federal law and the internal (and not the conflict of law) laws of the State of California, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                                            Very truly yours,

                                                            /s/ COUDERT BROTHERS
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                                                            COUDERT BROTHERS


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